                                   AMENDMENT
                                      TO
                               CREDIT AGREEMENT

     This Amendment to Credit Agreement (herein called the "Amendment") is made and entered into as of the 31st day of October, 1995 by and between Addwest Minerals, Inc., a corporation organized under the laws of the State of Kentucky ("Borrower"), and N M Rothschild & Sons Limited, a company organized and existing under the laws of England ("Lender").

                                   RECITALS

     A. Borrower and Lender entered into a Credit Agreement dated as of June 14, 1994, which was informally amended as provided in a letter agreement dated June 29, 1995 from Lender to Borrower (collectively referred to as the "Credit Agreement").

     B. Borrower and Lender desire hereby to provide for the further amendment of the Credit Agreement as provided herein, and to ratify and confirm the Credit Agreement as so amended.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings as those meanings assigned to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement Provisions.

          a. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Completion Guarantee," "Installment Payment Date," "Loan Documents" and "Scheduled Maturity Date" and substituting the following in their place and stead:

          "Completion Guarantee" means the Guarantee of the Guarantor in the form of Exhibit E hereto, as may be subsequently amended, modified or ratified with the consent of the Guarantor and Lender.

          "Installment Payment Date" means October 31, 1995.

          "Loan Documents" means this Agreement, the Note, the Hedging Agreement, the Requests for Loans, the Conversion/Interest Period Notices, the Security Documents and each other Instrument executed by Borrower and delivered to Lender in connection

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          with this Agreement or any of the foregoing Instruments, and any amendment, modification or ratification thereto or thereof, whether or not specifically identified in this paragraph."

          "Scheduled Maturity Date" means the earlier to occur of (i) December 29, 1995 or (ii) the date on which the capital stock of the Borrower or substantially all of the Borrower's assets are sold to a third party.

          b. Section 1.1 is hereby further amended by deleting the definitions "Completion," "Completion Date" and "Completion Test" therefrom.

          c. Section 3.4 of the Credit Agreement is hereby amended by deleting the paragraph in its entirety and substituting the following in its place and stead:

          3.4 Principal and Interest Payments Generally. Unless Lender shall otherwise consent in its sole discretion, all principal and interest payments of Gold Loans shall be made in Gold, and all principal and interest payments of Dollar Loans shall be made in Dollars; provided, however, that the Scheduled Principal Payment to be made by Borrower as of October 31, 1995 shall be made as follows notwithstanding the fact that the Loans are outstanding as Gold Loans:

               (a) Borrower shall deliver to Lender at Mettalor, which is an Acceptable Delivery Location, and otherwise in the manner provided in
     Section 3.14, 2,289.529 ounces of Gold, having an agreed Dollar Value of $879,179.14;

               (b) The ounces of Gold delivered by Borrower to Lender pursuant to clause (a) above shall be deducted from the outstanding Principal Amount of the Gold Loans as a partial payment of the Scheduled Principal Payment Due as of October 31, 1995;

               (c) Borrower has heretofore requested Lender to close out all existing hedging contracts established by Borrower pursuant to the Hedging Agreement, except such hedging contracts maturing in November and December, 1995, resulting in a profit of $424,099.48, which amount shall be retained by Lender as a partial payment of the Scheduled Principal Payment Due as of October 31, 1995;

               (d) Borrower shall remit to Lender the sum of $696,721.38 as provided in Section 3.14 in payment

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     of the balance of the Scheduled Principal Payment due as of October 31,
     1995; and

               (e) The cash amounts specified in clauses (c) and (d) above will be valued as ounces of Gold by Lender by reference to the London Price for Gold in effect on October [27], 1995, and the number of ounces of Gold so calculated shall be deducted from the outstanding Principal Amount of the Gold Loans.

          d. Clauses (a) and (b) of Section 3.5 are hereby amended by deleting such clauses in their entirety and substituting the following therefor:

          3.5 Interest.

               (a) General. Borrower shall pay interest on the outstanding Principal Amount of the Loans calculated on a 360-day year basis, at the Gold Loan Interest Rate if the Loans are Gold Loans or at the Dollar Loan Interest Rate if the Loans are Dollar Loans, in either case subject to
     Section 3.5(c) below. Interest payable shall be calculated daily. Interest shall be payable on the last day of each Interest Period.

               (b) Interest Periods. The Loans shall have interest periods (an "Interest Period") of 30 days, or such other period as Lender shall approve in its sole discretion, and all Loans shall have the same Interest Period.

          e. Section 3.6(b) of the Credit Agreement is hereby amended by deleting the paragraph in its entirety and substituting the following in its place and stead:

               (b) Scheduled Principal Payments. Subject to the other terms hereof pertaining to mandatory prepayments of the Loans, Borrower will make payment in full of the unpaid Principal Amount of the Loans not later than the Maturity Date. Prior thereto, Borrower shall make a mandatory partial repayment of the Loans on October 31, 1995 as provided in Section 3.4 above.

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

          f. Schedule 3.6(b) to the Credit Agreement is hereby amended by deleting the schedule in its entirety.

          g. Section 3.6 of the Credit Agreement is hereby amended by inserting a new subparagraph (c), which shall read as follows:

               (c) Sale of the Project. Lender shall not be required to consent to the sale of the Project unless Borrower makes payment in full of amounts due to Lender pursuant to the Loan Documents, including but not limited to the Principal Amount, accrued interest, The Commitment Fee, the Management Fee, the reasonable fees and expenses of legal counsel and any independent consultants to Lender, and all other out-of-pocket expenses.

          h. Section 7.1(f) of the Credit Agreement is hereby amended by deleting the paragraph in its entirety and substituting the following in its place and stead:

               (f) Financial Statements; No Material Adverse Change. The consolidated balance sheet of Guarantor as of December 31, 1994, and the related consolidated statements of income and retained earnings of Guarantor for the period then ended, audited by Arthur Andersen, copies of which have been furnished to Lender, fairly present the financial condition of Guarantor as at such date and the results of the operations of Guarantor for the period ended on such date, all in accordance with GAAP consistently applied. Guarantor does not have on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments that are not reflected in such financial statements. Since such date, except as previously disclosed in writing to Lender, neither the business, operations or prospects of Guarantor, nor any of its properties or assets, have been affected by any occurrence or development (whether or not insured against) that would result, either in any case or in the aggregate, in a Materially Adverse Effect on Guarantor.

          i.  Sections 7.1(g), 7.1(h), 7.1(i), 7.1(l), 7.1(o), 7.1(p), 7.1(q),
7.1(r) and 7.1(u) of the Credit Agreement are deleted therefrom in their entirety.

          j.  Sections 8.2(a), 8.2(c), 8.2(f), 8.2(g), 8.2(h), 8.2(i), 8.2(j)
and 8.2(k) of the Credit Agreement are deleted therefrom in their entirety.

          k. Section 11.1 of the Credit Agreement is deleted therefrom in its entirety.

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

     3. Confirmation of Obligations Concerning Interest and Management Fee Payments. For avoidance of doubt, and not in limitation of any other obligations of Borrower under the Credit Agreement, Borrower and Lender agree that the foregoing agreements concerning the Scheduled Principal Payment to be made by Borrower on October 31, 1995 do not modify the obligations of Borrower under the Credit Agreement to make the Interest payments due as of such date or at any time thereafter, or modify the obligations of Borrower to make the Management Fee payments due November 1, 1995 or at any time thereafter.

     4. Certain Waivers and Agreements of Lender. Upon satisfaction of the conditions precedent set forth in Section 6 below, (a) Lender will have waived all Events of Default of Borrower under the Credit Agreement which are in existence as of the date hereof, or which may arise between the date hereof and the Maturity Date, under Sections 9.6, 9.7, 9.8 an9.9 of the Credit Agreement, and (b) Lender will have agreed to the sale by Borrower of the assets comprising the Project, notwithstanding the provisions of Section 9.12 of the Credit Agreement.

     5. Representations and Warranties. Borrower hereby represents and warrants as follows:

          a. all representations and warranties made by Borrower in the Credit Agreement are true and correct as of the date hereof;

          b. there does not exist a Default under the Credit Agreement, as amended hereby;

          c. the proceeds of all Advances as of the date hereof were used exclusively in accordance with the Development Plan; and

          d. Borrower has performed and complied with all other agreements and conditions in the Credit Agreement and in this Amendment required to be performed or complied with by Borrower on or prior to the date hereof.

     6. Conditions Precedent. The effectiveness of Sections 2 and 4 hereof is subject to the receipt by Lender of the following documents:

          a. the Consent and Ratification of Guarantee in the form of Exhibit A hereto, duly executed by Guarantor;

          b. a certificate of Borrower in the form of Exhibit B hereto, duly executed by Borrower; and

          c. a certificate of Guarantor in the form of Exhibit C hereto, duly executed by Guarantor.

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

     7. Miscellaneous.

          a. This Amendment is an amendment to the Credit Agreement, and the Credit Agreement as hereby amended, is ratified, approved and confirmed by Borrower and Lender in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

          b. In accordance with Section 11.6 of the Credit Agreement, Borrower shall pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of legal counsel and any independent consultants to Lender and all other out-of-pocket expenses of Lender, and all costs and expenses, if any, in connection with the enforcement of this Amendment.

          c. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado, including the conflicts of law provisions thereof.

          d. No failure on the part of Lender to exercise, and no delay in exercising, any rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          e. The Credit Agreement, as amended on June 29, 1995, the Loan Documents and this Amendment constitute the entire agreement between the parties and such agreements supersede all prior and contemporaneous agreements, representations, warranties and understandings between the parties. No further supplement, modification or amendment of the Credit Agreement or any Loan Document shall be binding unless executed in writing by all parties affected thereby.

          f. Borrower hereby waives any and all defenses Borrower may have through the date hereof to Lender's enforcement of Borrower's obligations under the Credit Agreement, the Note, the Hedging Agreement, and the Security Documents.

          g. Captions used in this Amendment are for the convenience of reference only and shall not affect the construction of this Agreement.

          h. This Amendment shall be binding upon Borrower and Lander, and their respective successors and assigns, and shall inure the benefit of Borrower and its successors and assigns.


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          i. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Balance of page intentionally left blank.

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

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written, to be effective as of such date.

ATTEST:                               ADDWEST MINERALS, INC.

------------------------------        By  /s/ R. Douglas Striebel
Secretary                                ---------------------------------
                                      Name:
                                            ------------------------------
                                      Title:
                                            ------------------------------


                                      PER PRO

                                      N M ROTHSCHILD & SONS LIMITED

                                      ------------------------------------

                                      ------------------------------------

                                   EXHIBIT A
                                   ---------

                     CONSENT AND RATIFICATION OF GUARANTY

TO:  N M ROTHSCHILD & SONS LIMITED

     Addington Resources, Inc. ("Addington"), as guarantor under that certain Guaranty and Agreement dated April 20, 1994 (the "Guaranty") from Addington to
N M Rothschild & Sons Limited ("NMR"), of all the obligations of Addwest Minerals, Inc. ("Borrower") to NMR under the Credit Agreement dated as of June 14, 1994, as informally amended June 25, 1995 pursuant to a letter from NMR to Borrower of such date (together the "Credit Agreement"), and under all documents and instruments executed and delivered in connection therewith, in order to induce NMR to enter into the Amendment, hereby

           (a) consents to the execution by Borrower of the Amendment to Credit Agreement dated as of October 31, 1993 (the "Amendment") and other instruments in connection therewith,

           (b) confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect, enforceable in accordance with its terms, and that it extends to all obligations of Borrower under the Credit Agreement, as amended by the Amendment, and

           (c) ratifies and confirms the Guaranty in all respects.

     All defined terms used in this Consent and Ratification of Guaranty that are not defined herein shall have the meanings set forth in the Credit Agreement.

     Addington hereby acknowledges receipt of a copy of the Amendment.

     IN WITNESS WHEREOF, Addington has caused this instrument to be executed this ______ day of October, 1995.

                                   ADDINGTON RESOURCES, INC.

                                   By: /s/ R. Douglas Striebel
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------